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                                                            Exhibit h-1

                      NEW ENGLAND ENERGY INCORPORATED
                               Balance Sheet
                              March 31, 1997
                    (Unaudited, Subject to Adjustment)
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ASSETS
------
                                        Old Program                 New Program      Combined
                                        -----------                 -----------      --------
Current assets:
 Cash, including temporary cash investments
    of $9,200,000 with affiliated companies        $    9,329,418  $   (110,313)         $    9,219,105
 Accounts receivable:
  Affiliated companies:
   - accrued loss to be passed
     on to affiliate                         16,022,925         -    16,022,925
   - from sales of oil                        5,216,018         -     5,216,018
   - tax benefits                                     -   176,154       176,154
   - other                                       81,310         -        81,310
  Prepaid expenses                              342,312         -       342,312
                                         --------------            ------------          --------------
   Total current assets                      30,991,983    65,841    31,057,824
                                         --------------            ------------          --------------
Property at cost:
 Cost of fuel reserves:
  Exploration and development costs:
  Samedan                                   748,702,089         -   748,702,089
  Dorchester                                 67,401,440         -    67,401,440
 Cost of capital                            452,260,260         -   452,260,260
 Other                                       37,899,992         -    37,899,992
                                         --------------            ------------          --------------
                                          1,306,263,781         - 1,306,263,781
  Less-accumulated amortization          (1,099,474,048)        -(1,099,474,048)
                                         --------------            ------------          --------------
 Net cost of fuel reserves                  206,789,733         -   206,789,733

 Work in process - Samedan                      566,122         -       566,122
                                         --------------            ------------          --------------
  Total property                            207,355,855         -   207,355,855
                                         --------------            ------------          --------------
                                         $  238,347,838            $     65,841          $  238,413,679
                                         ==============            ============          ==============

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accrued exploration and development costs         $   18,399,633  $          -     $  18,399,633*
 Accounts payable                             3,077,197    57,260     3,134,457
 Accrued interest                               921,739         -       921,739
 Accrued taxes payable                       11,928,400         -    11,928,400
                                         --------------            ------------     --------------
  Total current liabilities                  34,326,969    57,260    34,384,229
                                         --------------            ------------     --------------
Deferred income taxes                        64,897,466   (42,800)   64,854,666
                                         --------------            ------------     --------------
Deferred credit                               2,420,608         -     2,420,608
                                         --------------            ------------     --------------
Notes payable to banks under credit agreement         140,000,000             -        140,000,000
                                         --------------            ------------     --------------
Parent company's investment:
 Subordinated notes payable to parent         5,824,33615,743,491    21,567,827
 Common stock, par value $1 per share             2,500         -         2,500
 Paid-in capital                                247,500         -       247,500
 Retained deficit                            (9,371,541)            (15,692,110)       (25,063,651)
                                         --------------            ------------     --------------
  Total parent company's investment          (3,297,205)   51,381    (3,245,824)
                                         --------------            ------------     --------------
                                         $  238,347,838            $     65,841     $  238,413,679
                                         ==============            ============     ==============
*Accrued exploration and development costs:
                   Total
                                          (All Samedan)
                                                     -------------

Exploration    $11,758,094
Development      7,261,181
Work in process (1,180,462)
Advance            560,820
                                               -----------
                                               $18,399,633
                                               ===========
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